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                                                                    Exhibit 3.54

                            ARTICLES OF INCORPORATION

                                       OF

                                A1 LEASING, INC.

The undersigned subscriber to these Articles of Incorporation, natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                           ARTICLE I - CORPORATE NAME

The name of the corporation is:

          A1 LEASING, Inc.

                              ARTICLE II - DURATION

This corporation is to have perpetual existence. Corporate existence shall commence effective with the filing of these Articles with the Secretary of State of Florida.

                              ARTICLE III - PURPOSE

The corporation is organized for the purpose of engaging in any activities or business permitted under the laws of the United States, the State of Florida, or any other state, country, territory, or nation.

                           ARTICLE IV - CAPITAL STOCK

The maximum number of shares with par value that this corporation is authorized to have outstanding at any one time is 1,000 shares of the par value of one dollar ($1.00) each.

                ARTICLE V - PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing street address of this Corporation is:

                              c/o Alan S. Weinstein
                      235 South Maitland Avenue, Suite 209
                             Maitland, Florida 32751

                      ARTICLE VI - INITIAL REGISTERED AGENT

The name and street address of the Initial Registered Agent of this Corporation is the same as the principal office and mailing address:

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                                Alan S. Weinstein
                      235 South Maitland Avenue, Suite 209
                             Maitland, Florida 32751

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws, but shall never be less than one (1). The name and address of the initial director of the corporation is follows:

                                Alan S. Weinstein
                      235 South Maitland Avenue, Suite 209
                             Maitland, Florida 32751

                          ARTICLE VIII - INCORPORATORS

The name and address of the incorporator to this Articles of Incorporation is:

                                Alan S. Weinstein
                      235 South Maitland Avenue, Suite 209
                             Maitland, Florida 32751

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 18th day of September, 1996.


/s/ Alan S. Weinstein
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            CERTIFICATE NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

In compliance with Chapter 48.091, Florida Statutes, the following is submitted:

That A1 LEASING, INC., a corporation duly organized and existing under the laws of the State of Florida, has named ALAN S. WEINSTEIN as its Registered Agent, located at 235 South Maitland Avenue, Suite 209, Maitland, Florida 32751, as its agent to accept service of process within Florida.

Having been named to accept service of process for the above-stated corporation, at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Section 607.0505, Florida Statutes.


/s/ Alan S. Weinstein
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ALAN S. WEINSTEIN